UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Units 8-10
Whitby, Ontario, Canada L1N 9T3
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Our prior auditors, BDO Dunwoody LLP, resigned on February 28, 2006 and will be no longer associated with our financial statements. On or about the same time, we engaged Stark Winter Schenkein & Co., LLP, as our principal independent accountant. The decision to change accountants was made with the approval of our board of directors.

During the most recent two fiscal years and prior to the resignation of our prior auditors on February 28, 2006, the Company had not consulted with Stark Winter Schenkein & Co., LLP on any issue including the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to its accounting, auditing or financial reporting issues.

No report of BDO Dunwoody, LLP on our financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles.

We believe and we have been advised by BDO Dunwoody, LLP that it concurs in such belief that, during our two most recent fiscal years and any subsequent interim period through the date of their resignation on February 28, 2006, we did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO Dunwoody, LLP, would have caused it to make reference in connection with its report on our financial statements to the subject matter of this disagreement.

Our board of directors has approved the appointment of Stark Winter Schenkein & Co., LLP as our new principal independent accountants.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information.

None.

(c) Exhibits

16.1	Letter from BDO Dunwoody, LLP pursuant to Item 304 of Regulation S-B

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CREATIVE VISTAS, INC.

Date: March 3, 2006	By:	/s/ Sayan Navaratnam
Sayan Navaratnam, CEO